                                                                   EXHIBIT 1
                                                                   DRAFT 9/15/95
                            DEALER MANAGER AGREEMENT


                                           September __, 1995



Lehman Brothers Inc.
Three World Financial Center
New York, New York  10285

[Co-Managers]

Dear Sirs:

                 1. Offer to Purchase. Source One Mortgage Services Corporation, a Delaware corporation (the "Company"), proposes to make an offer, upon the terms and subject to the conditions set forth in the Prospectus (as hereinafter defined) and the related Letter of Transmittal (the "Letter of Transmittal") (which together constitute the "Exchange Offer"), to exchange up to $100,000,000 aggregate principal amount of its __% Quarterly Income Capital Securities ("QUICS") for any and all of its outstanding shares of 8.42% Cumulative Preferred Stock, Series A (the "Shares").

                 Each QUICS consists of $25 principal amount of Subordinated Interest Deferrable Debentures, Due 2025 (the "Debentures"). The Debentures are to be issued under an indenture dated as of ___________ __, 1995 (the "Base Indenture") between the Company and IBJ Schroeder Bank & Trust Company, as trustee (the "Trustee") to be amended by a supplemental indenture (the "Supplemental Indenture") to be dated as of _______ __, 1995 (the Base Indenture, as amended and supplemented by the Supplemental Indenture, the "Indenture").

                 2. Appointment as Dealer Managers. The Company hereby appoints Lehman Brothers Inc., Merril Lynch & Co., PaineWebber Incorporated, Prudential Securities Incorporated and Smith Barney Inc. (collectively, the "Dealer Managers") as dealer managers and authorizes the Dealer Managers to act as such in connection with the Exchange Offer. As Dealer Managers, each Dealer Manager agrees, in accordance with its customary practice, to perform those services in connection with the Exchange Offer as are customarily performed by investment banking concerns acting as a dealer manager in connection with exchange offers of like nature and as are reasonably requested by the Company from time to time in connection therewith, including, without limitation, using its best efforts to solicit tenders of the Shares pursuant to the Exchange Offer and communicating with brokers, dealers, banks, trust companies and other persons with respect to the Exchange Offer. The Company acknowledges and agrees that no Dealer Manager, acting in its role as a Dealer Manager, will recommend to any stockholder how such stockholder should act with respect to the Exchange Offer. In soliciting or obtaining tenders, each Dealer Manager, as a Dealer Manager, is acting as an independent contractor and shall not be deemed to be acting as the agent of the Company and no broker, dealer, bank or trust company shall be deemed to be acting as any Dealer Manager's agent. Each Dealer Manager is authorized to use copies of the Exchange Offer Materials (as defined in Paragraph 6(c) hereof) in connection with the solicitation of tenders of the Shares pursuant to the Exchange Offer.

                 3. No Liability for Acts of Dealer Managers, Etc. No Dealer Manager shall have any liability (in tort, contract or otherwise) to the Company or any other person for any losses, claims, damages, liabilities or expenses arising from any act or omission on the part of any broker, dealer (other than such Dealer Manager), commercial bank or trust company or any other person and no Dealer Manager shall have any liability (in tort, contract or otherwise) to the Company or any other person for any losses, claims, damages, liabilities or expenses arising from its own acts or omissions in performing its obligations hereunder or otherwise in connection with the Company's proposed acquisition of the Shares, except for any such losses, claims, damages, liabilities or expenses which are determined, in a final judgement by a court of competent jurisdiction or a settlement in which the issue is established by stipulation, to have resulted directly from acts or omissions taken by it through its gross negligence or willful misconduct.

                 4. Compensation. (a) The Company agrees to pay the Dealer Managers as compensation for their services as Dealer Managers hereunder a fee of $0.25 per each Share tendered and accepted pursuant to the terms of the Exchange Offer. No compensation shall be paid pursuant to this Paragraph 4 if the Exchange Offer is terminated by the Company.

                 (b) The Company agrees to pay to each dealer as to which an authorized designation of such dealer has been made on a Letter of Transmittal relating to Shares tendered in the Exchange Offer (such dealer a "Soliciting Dealer"), including each Dealer Manager who is designated as a Soliciting Dealer, as soon as practicable after the date any Shares are accepted for exchange (the "Acceptance Date"), a solicitation fee of $0.50 per Share for each Share tendered and accepted for exchange pursuant to the Exchange Offer. On such date, the Company also agrees to pay to the Dealer Managers an amount equal to $0.50 for each Share tendered and accepted for exchange pursuant to the Exchange Offer and in respect of which no authorized designation of any Soliciting Dealer has been made on the Letter of Transmittal relating to such Shares.

                 (c) The Company agrees to reimburse the Soliciting Dealers for their reasonable mailing and other out-of-pocket expenses incurred in communicating with beneficial owners of Shares and transmitting securities.

                 5. Representations and Warranties. The Company represents and warrants to, and agrees with, the Dealer Managers that:

                 (a) A registration statement on Form S-4 with respect to the Exchange Offer has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "1933 Act Rules and Regulations") of the Commission thereunder and has been filed with the Commission under the Act. Copies of such registration statement as amended to date have been delivered by the Company to each Dealer Manager. The Company meets the conditions necessary to be eligible to comply with
         Item 10 of Form S-4. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus (including documents incorporated therein by reference) included in such registration statement, or amendments thereof, before it became effective under the Act; "Registration Statement" means such registration statement (including documents incorporated therein by reference), as amended at the Effective Time; and "Prospectus" means the form of prospectus (including documents incorporated therein by reference) included in the Registration Statement, as amended at the Effective Time. The Commission has not issued any order regarding the Exchange Offer or preventing or suspending the use of any Preliminary Prospectus.

                 (b) The Registration Statement, any post-effective amendment thereto, the Prospectus and the Prospectus as amended or supplemented, including any document filed by the Company hereafter pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering of the QUICS ("Incorporated Document"), will contain all statements which are required by the Act and the 1933 Act Rules and Regulations, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations thereunder and the Exchange Act and the rules and regulations (the "1934 Act Rules and Regulations") of the Commission thereunder; the Indenture will conform with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; the Statement on Schedule 13E-4 (the "13E-4 Statement") and all amendments thereto filed pursuant to Rule 13e-4 of the 1934 Act Rules and Regulations will contain all statements which are required by the Exchange Act and the 1934 Act Rules and Regulations; the Statement on Schedule 13E-3 (the "13E-3 Statement") and all amendments thereto filed pursuant to Rule 13e-3 of the 1934 Act Rules and Regulations will contain all statements which are required by the Exchange Act and the 1934 Act Rules and

         Regulations; and the Registration Statement, any post-effective amendment thereto, the Prospectus and the Prospectus as amended or supplemented (including Incorporated Documents), the 13E-4 Statement and the 13E-4 Statement as amended, the 13E-3 Statement and the 13E-3 Statement as amended and the Exchange Offer Materials and all amendments thereto will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus solely in reliance upon and in conformity with information furnished by or on behalf of the Dealer Managers in writing to the Company expressly for use therein.

                 (c) Neither the Company nor any of its subsidiaries is in violation of its corporate charter or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company or the Company and its subsidiaries taken as a whole; the commencement and consummation by the Company of the Exchange Offer and the transactions contemplated thereby, the execution, delivery and performance of this Agreement and compliance by the Company with the provisions of the Exchange Offer Materials, the Indenture and the Debentures will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under (with or without notice and/or lapse of time), any agreement, indenture or instrument, or result in a violation of the corporate charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its subsidiaries or their respective properties the effect of which violation or default would be material to the Company or the Company and its subsidiaries taken as a whole; and except as required by the Act, the Trust Indenture Act, the Exchange Act and applicable state securities laws and state laws, regulations or rules which regulate exchange offers and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement, the Indenture or the Debentures.

                 (d) Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition, results of operations or prospects of the Company or the Company and its subsidiaries taken as a whole from the dates as of which information is given in the Registration Statement and the Prospectus.

                 (e) Ernst & Young, whose report appears in the Company's most recent Annual Report on Form 10-K which is incorporated by reference in the Prospectus, are independent public accountants as required by the Act and the 1933 Act Rules and Regulations.

                 (f) The Base Indenture has been duly authorized, executed and delivered by the Company and the Trustee and qualified under the Trust Indenture Act and the Supplemental Indenture has been duly authorized by the Company and qualified under the Trust Indenture Act, and, when it is executed and delivered by authorized officers of the Company and duly authorized, executed and delivered by the Trustee, the Indenture will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms; the Debentures have been duly authorized by the Company, and, when executed and delivered by authorized officers of the Company and duly authenticated by the Trustee and exchanged pursuant to the Exchange Offer, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture; and the Indenture and the Debentures will conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                 (g) The Company and each of its subsidiaries have been duly incorporated, are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which their respective ownership of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged. Except as may be disclosed in the Registration Statement, all outstanding shares of capital stock of the Company's subsidiaries are owned by the Company directly, or indirectly through wholly owned subsidiaries, free and clear of any lien, pledge and encumbrance or any claim of any third party.

                 (h) Except as described in the Prospectus, there is no litigation or governmental proceeding pending or, to the best knowledge of the Company after due inquiry, threatened against the Company or any of its subsidiaries which challenges the making of the Exchange Offer, or the acquisition by the Company of the Shares or otherwise directly or indirectly relates to the Exchange Offer, or which might result in any material adverse change in the financial condition, results of operations, business or prospects of the Company or of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Prospectus.

                 (i) The financial statements and schedules filed as part of the Registration Statement or included in, or incorporated by reference into, any Preliminary Prospectus or the Prospectus present fairly, and the financial statements and schedules included in any Incorporated Document will present fairly, the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been, and in the case of financial statements and schedules included in any Incorporated Document will be, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                 (j) The documents incorporated by reference into each Preliminary Prospectus and the Prospectus have been, and each Incorporated Document will be, prepared by the Company in conformity with the requirements of the Exchange Act and the 1934 Act Rules and Regulations and such documents have been, or in the case of the Incorporated Documents will be, timely filed as required thereby. Copies of each of the documents incorporated by reference into each Preliminary Prospectus and the Prospectus have been delivered by the Company to each of the Dealer Managers.

                 (k) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the 1933 Act Rules and Regulations, or which were required to be filed as exhibits to the 13E-4 Statement or the 13E-3 Statement or any document incorporated by reference in any Preliminary Prospectus or the Prospectus by the Exchange Act or the 1934 Act Rules or Regulations, which have not been filed as exhibits to the Registration Statement, the 13E-4 Statement, the 13E-3 Statement or such document or incorporated therein by reference as permitted by the 1933 Act Rules and Regulations or the 1934 Act Rules and Regulations as required.

                 (l) In connection with the Exchange Offer and to the extent applicable, the Company has complied, and will continue to comply, with the Exchange Act and the 1934 Act Rules and Regulations.

                 (m) There are no holders of securities of the Company who, by reason of the filing of the Registration Statement under the Act or the execution by the Company of this Agreement, have the right to request or demand that the Company register under the Act securities held by them.

                 (n) All necessary corporate action has been duly taken by the Company to authorize the commencement and consummation of the Exchange Offer and this Agreement has been duly authorized, executed and delivered by the Company.

                 6.  Covenants.  The Company agrees:

                 (a) To commence, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal and in accordance with the provisions of the Exchange Act and the 1934 Act Rules and Regulations, the Exchange Offer as soon as practicable after the Effective Date, and, on or prior to the date of commencement (within the meaning of Rule 13e-4 under the Exchange Act) (the "Commencement Date") of the Exchange Offer, to file with the Commission the 13E-4 Statement and the 13E-3 Statement.

                 (b) To furnish promptly to each Dealer Manager and its counsel, (i) a signed copy of the Registration Statement as originally filed, and each amendment thereto filed with the Commission, including all documents incorporated therein by reference and all consents and exhibits filed therewith and (ii) a signed copy of the 13E-4 Statement and the 13E-3 Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all documents incorporated therein by reference and exhibits filed therewith.

                 (c) To mail to each record holder of the Shares a copy of the Prospectus and the Letter of Transmittal and to otherwise disseminate the Exchange Offer Material in accordance with the 1934 Act Rules and Regulations, and to deliver promptly to each Dealer Manager (i) such number of conformed copies of the Registration Statement as originally filed and each amendment thereto and of each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, of any documents incorporated by reference in any of the foregoing documents and any amendment thereto, of any Incorporated Document and any amendment thereto, and of the 13-4 Statement and the 13E-3 Statement and any amended 13E-4 Statement or 13E-3 Statement, (ii) such number of copies of the Letter of Transmittal, all press releases issued and all advertisements approved by the Company in connection with the Exchange Offer, any amendments to the Letter of Transmittal and any additional material authorized by the Company for use in connection with the Exchange Offer, as amended or supplemented from time to time (the materials referred to in clauses (i) and (ii) hereinafter collectively referred to as the "Exchange Offer Materials") and (iii) a recent stockholder list of Company, setting forth the name and address of each holder and the number of Shares held of record by each holder, and the most recent security position listing of any clearing agency within the possession or access of the Company, to be used in connection with the Exchange Offer, as such Dealer Manager may request.

                 (d) To file with the Commission any amendment to the Registration Statement or the Prospectus or the 13E-4 Statement or the 13E-3 Statement or any supplement to the Prospectus that may, in the judgment of the Company or the Dealer Managers, be required by the Act or the Exchange Act or requested by the Commission and approved by the Dealer Managers.

                 (e) Prior to filing with the Commission any Preliminary Prospectus, any amendment to the Registration Statement or supplement to the Prospectus or any amendment to any document incorporated by reference in any of the foregoing documents, any Incorporated Document or any amendment thereto, the 13E-4 Statement or any amendment to the 13E-4 Statement or the 13E-3 Statement or any amendment to the 13E-3 Statement, to furnish a copy thereof to each Dealer Manager and its counsel and obtain the Dealer Managers' consent to the filing.

                 (f) Prior to using any Exchange Offer Materials (other than the Exchange Offer Materials in clause (i) of Paragraph 6(c) hereof, including any exhibits to the Registration Statement) in connection with the Exchange Offer, to furnish copies of such material to each Dealer Manager and obtain the Dealer Managers' consent to its use.

                 (g) To advise the Dealer Managers promptly (i) when the Registration Statement and any post-effective amendment thereto becomes effective, (ii) of any request or proposed request by the Commission for an amendment to the Registration Statement, a supplement to the Prospectus, an amendment to any document incorporated by reference in the Prospectus, any Incorporated Document or any amendment thereto, an amendment to the 13E-4 Statement, an amendment to the 13E-3 Statement or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order regarding the Exchange Offer or directed to any document incorporated by reference in the Prospectus or any Incorporated Document or the initiation or threat of any proceeding regarding any such stop order or order or of any challenge to the accuracy or adequacy of any document incorporated by reference in the Prospectus or any Incorporated Document, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Exchange Offer in any jurisdiction or the initiation or threat of any proceeding for that purpose, (v) of the happening of any event which could cause the Company to withdraw or rescind the Exchange Offer or would permit the Company to exercise any right not to accept for exchange or exchange the Shares tendered thereunder, and (vi) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus or the 13E-4 Statement or the 13E-3 Statement or which requires the making of a change in the Registration or the Prospectus or the 13E-4 Statement or the 13E-3 Statement in order to make any material statement therein not misleading.

                 (h) If the Commission shall issue a stop order suspending the effectiveness of the Registration Statement or any order regarding the Exchange Offer, to use its best effort to obtain the lifting of that order at the earliest possible time.

                 (i) As soon as practicable after the Effective Date, to make generally available to its security holders and to deliver to the Dealer Managers an earnings statement, conforming with the requirements of
Section 11(a) of the Act, covering a period of at least twelve months beginning after the Effective Date.

                 (j) So long as any of the Debentures are outstanding, to furnish to each Dealer Manager copies of all public reports and all reports and financial statements furnished by the Company to the New York Stock Exchange, Inc. (the "NYSE") pursuant to requirements of or agreements with such Exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

                 (k) To endeavor to qualify the QUICS and the Debentures under the securities laws of such jurisdictions as the Dealer Managers may reasonably request.

                 (l) To pay the costs incident to the authorization, issuance, exchange and delivery of the Debentures and any taxes payable in that connection; the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto; the costs incident to the preparation, printing, filing, mailing and publication of the Exchange Offer Materials and of any document and any amendments and exhibits thereto; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereto (including exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus and any documents incorporated by reference in any of the foregoing documents or any Incorporated Document as provided in this Agreement; the costs and expenses of any and all information meetings, including the costs and expenses of the Dealer Managers; the fees and expenses of the Company's counsel and independent accountants; the fees and expenses of the Dealer Managers' counsel; the fees paid to rating agencies in connection with the rating of the QUICS; the fees and expenses of listing the QUICS on the NYSE; the fees and expenses of qualifying the QUICS under the securities laws of the several jurisdictions as provided in Paragraph 5(k) hereof and of preparing and printing a Blue Sky Memorandum (including fees of the Dealer Managers' counsel); the fees and expenses of First Chicago Trust Company of New York, as Exchange Agent and D.F. King & Co., Inc., as Information Agent pursuant to any agreement with said Exchange Agent and Information Agent; the fees and expenses of the Trustee and its counsel; solicitation fees of any Soliciting Dealer; the fees and expenses of any other person rendering services in connection with the Exchange Offer; the advertising expenses incurred in connection with the Exchange Offer; and all other costs and expenses incident to the performance of the Company's obligations under this Agreement and the Exchange Offer.

                 (m) Prior to the Effective Date, to apply for the listing on the NYSE of the QUICS and the Debentures (in denominations of $25 and integral multiples thereof), and to use its best efforts to complete such listings.

                 (n) Until the termination of the Exchange Offer, to timely file all documents and any amendments to previously filed documents, required to be filed by it pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

                 (o) To arrange to have the Exchange Agent advise the Dealer Managers by telephone, confirming such advice in writing, at the opening of business each day during the period of the Exchange Offer, of the number of Shares and the number of registered holders thereof (i) that were received for exchange during the immediately preceding day, (ii) that were received for exchange since the Commencement Date, (iii) that have been received for exchange and verified to be in proper form for exchange, (iv) that have been rejected for exchange and (v) that are then being processed; to arrange to have the Exchange Agent furnish the Dealer Managers, as soon as practicable after the date upon which QUICS are to be issued in exchange for tendered Shares pursuant to the Exchange Offer, as described in the Prospectus, with a list of the names and addresses of the Soliciting Dealers and as to which each such Soliciting Dealer was so designated. When the Dealer Managers furnish the Exchange Agent with a list of the names and addresses of the Soliciting Dealers so designated, the Company will arrange to have the Exchange Agent calculate, in accordance with the provisions of Paragraph 4 hereof, and promptly forward to each Soliciting Dealer the soliciting dealer fee payable to it, together with (i) a list (a copy of which will be sent to each Dealer Manager) setting forth the names of the registered holders of Shares (and, if different, the names of the exchanging holders thereof) that have so designated such Soliciting Dealer and the aggregate number of Shares as to which each such holder so designated such Soliciting Dealer and (ii) a copy of each Letter of Transmittal in which such Soliciting Dealer was so designated.

                 7. Conditions. The obligations of the Dealer Managers hereunder are subject to the accuracy, when made, at the Effective Time, the Commencement Date, the commencement of each extension of the Exchange Offer as set forth in the Prospectus (each, an "Extension Date") and the Acceptance Date (as if made on each such date), of the representations and warranties of the Company contained herein, to performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                 (a) The Registration Statement shall have become effective not later than the first full business day next following the date of this Agreement or such later date as shall be consented to in writing by the Dealer Managers; at or before the Commencement Date, each Extension Date and the Acceptance Date, no stop order suspending such effectiveness nor any order regarding the Exchange Offer or directed to any document incorporated by reference in the Prospectus or to any Incorporated Document or to any of the Exchange Offer Materials, to the 13E-4 Statement or to the 13E-3 Statement shall have been issued and prior to that time no proceeding regarding any such stop order or order shall have been initiated or threatened by the Commission and no challenge shall have been made to the accuracy or adequacy of any document incorporated by reference in the Prospectus or to any Incorporated Document or to any of the Exchange Offer Materials, to the 13E-4 Statement or to the 13E-3 Statement; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus, the 13E-4 Statement or the 13E-3 Statement or otherwise shall have been complied with; and the Company shall not have filed with the Commission the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or any document incorporated by reference in any of the foregoing documents or any Incorporated Document or any amendment thereto, the 13E-4 Statement or the 13E-3 Statement or any amendment thereto without the consent of the Dealer Managers.

                 (b) No Dealer Manager shall have discovered and disclosed to the Company on or prior to the Commencement Date, any Extension Date or the Acceptance Date that the Registration Statement or the Prospectus or any document incorporated by reference in the foregoing documents or any Incorporated Document or any of the Exchange Offer Materials or the 13E-4 Statement or the 13E-3 Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Dealer Managers, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                 (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture and Debentures, the form of the Registration Statement and the Prospectus and any document incorporated by reference in the foregoing documents and any Incorporated Document, other than financial statements and other financial data, the 13E-4 Statement, the 13E-3 Statement and all other legal matters relating to this Agreement and the Exchange Offer and the transactions contemplated hereby and thereby shall be satisfactory in all respects to counsel for the Dealer Managers and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                 (d) Miller, Canfield, Paddock and Stone, P.L.C. shall have furnished to the Dealer Managers its opinion addressed to each Dealer Manager and dated the Commencement Date, as counsel of the Company, to the effect that:

                              i) The Company and each of its subsidiaries have been duly incorporated, are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and in good standing as foreign corporations in all jurisdictions in which their respective ownership of property or the conduct of their respective businesses requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company or the Company and its subsidiaries taken as a whole), and have all power and authority necessary to own their respective properties and conduct the businesses in which they are engaged as described in the Prospectus. Except as may be disclosed in the Registration Statement, all outstanding shares of capital stock of the Company's subsidiaries are owned by the Company directly, or indirectly through wholly owned subsidiaries, free and clear of any lien, pledge and encumbrance or any claim of any third party;

                ii) The Base Indenture has been duly authorized, executed and delivered by the Company and the Trustee and qualified under the Trust Indenture Act and the Supplemental Indenture has been duly authorized by the Company and qualified under the Trust Indenture Act, and, when it is executed and delivered by authorized officers of the Company and duly authorized, executed and delivered by the Trustee, the Indenture will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms;

                iii) The Debentures have been duly authorized by the Company and, when executed and delivered by authorized officers of the Company, duly authenticated by the Trustee and exchanged pursuant to the Exchange Offer, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture;

                iv) The outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof;

                v) The Registration Statement is effective under the Act, no stop order suspending its effectiveness has been issued, and, to the best knowledge of such counsel after due inquiry, no proceeding for that purpose is pending or threatened by the Commission;

                vi) No order regarding the Exchange Offer or directed to any document incorporated by reference in the Prospectus or to any Incorporated Document has been issued and, to the best knowledge of such counsel after due inquiry, the issuance of any such order has not been threatened and no challenge has been made to the accuracy or adequacy of any such document;

                vii) The Registration Statement, the Prospectus, the 13E-4 Statement and the 13E-3 Statement (except that no opinion need be expressed as to the financial statements contained therein) comply as to form in all material respects with the requirements of the Act, the Exchange Act and the Trust Indenture Act and the applicable rules and regulations under said Acts and the documents incorporated or deemed to be incorporated by reference in the Prospectus which have been filed prior to the Commencement Date (except that no opinion need be expressed as to the financial statements contained therein) comply as to form in all material respects with the requirements of the Exchange Act and the 1934 Act Rules and Regulations;

                viii) The statements made in the Prospectus under the captions "Description of QUICS" and "Description of Preferred Stock," insofar as they purport to summarize the provisions of agreements and other instruments specifically referred to therein, are accurate summaries of such agreements and instruments in all material respects;

                ix) Such counsel does not know of any litigation or any governmental proceeding pending or threatened against the Company or any of its subsidiaries which challenge the making of the Exchange Offer, or the acquisition by the Company of the Shares or otherwise directly or indirectly relates to the Exchange Offer, or which might result in any material adverse change in the prospects of the Company or of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Prospectus which is not disclosed and correctly summarized therein;

                x) Such counsel does not know of any contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the 1933 Act Rules and Regulations, or which were required to be filed as exhibits to the 13E-4 Statement or the 13E-3 Statement or any document incorporated by reference in any Preliminary Prospectus or the Prospectus by the Exchange Act or the 1934 Act Rules or Regulations which have not been filed as exhibits to the Registration Statement, the 13E-4 Statement, the 13E-3 Statement or such document or incorporated therein by reference as permitted by the 1933 Act Rules and Regulations or the 1934 Act Rules and Regulations as required;

                xi) To the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in violation of its corporate charter or by-laws, or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole; and

                xii) This Agreement has been duly authorized, executed and delivered by the Company; the commencement and consummation by the Company of the Exchange Offer and the transactions contemplated thereby, the execution, delivery and performance of this Agreement and compliance by the Company with the provisions of the Exchange Offer Materials, the Indenture and the Debentures will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under (with or without notice and/or lapse of time), any agreement, indenture or instrument known to such counsel, or result in a violation of the corporate charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its subsidiaries or their respective properties the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole; and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement, the Indenture and the Debentures, except such as may be required by the Act, the Trust Indenture Act, the Exchange Act or state securities laws or state laws, regulations or rules which govern exchange offers.

In rendering such opinion, such counsel (i) may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of Michigan, the laws of the State of New York and the Delaware General Corporation Law and (ii) may rely, as to matters involving the application of New York law and Delaware law to the extent such counsel deems proper and specifies in its opinion, upon the opinion of other counsel of good standing, provided that such other counsel is satisfactory to counsel for the Dealer Managers and furnishes a copy of its opinion to the Dealer Managers and (iii) may state that the opinions set forth in clauses (ii) and (iii) above are subject to the qualification that the enforceability of the Company's obligations under the Indenture and the Debentures may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles.
Such counsel shall also have furnished to each Dealer Manager a statement, addressed to such Dealer Manager, dated the Commencement Date to the effect that such counsel is counsel of the Company and no facts have come to the attention of such counsel which leads such counsel to believe that the Registration Statement, as of the Effective Date and as of the Commencement Date (if different), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, any Exchange Offer Materials, the 13E-4 Statement or the 13E-3 Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, the Exchange Offer Materials, the 13E-4 Statement or the 13E-4 Statement except as and to the extent set forth in clause (viii) above.

                 (e) The Company shall have furnished to each Dealer Manager on the Commencement Date a certificate, dated the Commencement Date, of its Chairman, its President or a Vice President and its Treasurer or an Assistant Treasurer stating that:

                              i)  The representations, warranties and
                 agreements of the Company in Paragraph 5 are true and correct as of the Commencement Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Paragraph 7(a) have been fulfilled; and

                             ii) They have carefully examined the Registration Statement and the Prospectus, the Incorporated Documents, the other Exchange Offer Materials, the 13E-4 Statement and the 13E-3 Statement and, in their opinion, the Registration Statement and the Prospectus, as of the Effective Date and the Commencement Date (if different), and the Incorporated Documents, as of their respective dates, and the 13E-4 Statement and the 13E-3 Statement and any other Exchange Offer Materials, as of the Commencement Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (f) The Company shall have furnished to the Dealer Manager on the Commencement Date a letter of Ernst & Young, addressed to each Dealer Manager and dated the Commencement Date, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters as the Dealer Managers shall reasonably specify.

                 (g) On the Acceptance Date, and prior to acceptance of any Shares tendered:

                              i) Miller, Canfield, Paddock and Stone, P.L.C. shall have furnished to the Dealer Managers its opinion addressed to each Dealer Manager and dated the Acceptance Date, as counsel for the Company, confirming as of such date their opinion furnished pursuant to Paragraph 7(d) hereof except that such opinion shall give effect to the execution and delivery by the Company of the instruments referred to therein and the execution, authentication, issuance or countersigning, as the case may be, by the Company or the Trustee, as the case may be, of the securities referred to therein;

                             ii)  The Company shall have furnished to the
                 Dealer Managers a certificate, dated the Acceptance Date, of its Chairman, its President or a Vice President and its Treasurer or an Assistant Treasurer confirming as of such date the matters set forth in the certificate furnished to the Dealer Managers pursuant to Paragraph 7(f) hereof and to the effect that since the Commencement Date, no event has occurred which should have been set forth in a supplement to or amendment of the Prospectus which has not been set forth in such a supplement or amendment; and

                            iii) The Company shall have furnished to the Dealer Managers a letter of Ernst & Young addressed to each Dealer Manager and dated the Acceptance Date, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the Acceptance Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter referred to in Paragraph 7(f) hereof and confirming in all material respects the conclusions and findings set forth in such prior letter.

                 All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Dealer Managers.

                 8. Withdrawal. In the event that (i) the Company uses or permits the use of any Exchange Offer Materials or files any such material with the Commission without the Dealer Managers' prior approval which the Dealer Managers, in good faith after consultation with the Company, believe makes it inadvisable for the

Dealer Managers to act as Dealer Managers hereunder, (ii) any restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to the Exchange Offer or with respect to any of the transactions in connection with, or contemplated by, the Exchange Offer or this Agreement before any court or governmental agency or other regulatory body or administrative authority which the Dealer Managers, in good faith after consultation with the Company, believe makes it legally inadvisable for the Dealer Managers to continue to act hereunder, (iii) the Company shall be in violation, in any material respect, of any of its representations, warranties and agreements hereunder or (iv) the Dealer Managers continuing to act as Dealer Managers would in the Dealer Managers' reasonable judgment violate any applicable statute, regulation or other law of the United States or any state or other political subdivision thereof, then the Dealer Managers shall be entitled to withdraw as Dealer Managers in connection with the Exchange Offer without any liability or penalty to the Dealer Managers or any other Indemnified Person (as defined in Paragraph 9(a)) as a result of such withdrawal and the Dealer Managers shall be entitled to receive the payment of the expenses specified in Paragraph 6(l) hereof. In the event the Dealer Managers withdraw as dealer managers the Company shall file an amendment to the Registration Statement with the Commission reflecting such withdrawal.

                 9. Indemnification. (a) The Company agrees to hold harmless and indemnify each Dealer Manager, each Soliciting Dealer and their respective affiliates and any officer, director, employee or agent of either thereof and any person controlling (within the meaning of Section 20(a) of the Exchange Act; each Dealer Manager, each Soliciting Dealer or any of such persons (collectively, the "Indemnified Persons")) from and against any and all losses, claims, damages, liabilities and expenses whatsoever (as incurred or suffered, and including, but not limited to, any and all legal or other expenses reasonably and actually incurred in connection with investigating, preparing to defend or defending any lawsuit, claim or other proceeding, commenced or threatened, whether or not resulting in any liability, which legal or other expenses shall be reimbursed by the Company promptly after receipt of any invoices therefor from such Dealer Manager) (i) arising out of or based upon
(A) any untrue statement or alleged untrue statement of a material fact contained in any Exchange Offer Material or any amendment or supplement to such Exchange Offer Material or in any other solicitation material used by the Company or authorized by it for use in connection with the Exchange Offer, or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than statements or omissions made solely in reliance upon and in conformity with information furnished by the Dealer Managers in writing to the Company expressly for use therein), (B) any withdrawal or termination by the Company of, or failure by the Company to make or consummate, the Exchange Offer, (C) any actions taken or omitted to be taken by an Indemnified Person with the express consent of the Company or (D) any breach by the Company of any representation or warranty, or any failure by the Company to comply with any agreement or covenant, contained in this Agreement or (ii) arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Exchange Offer, any of the other transactions contemplated by the Prospectus or the performance of such Dealer Manager's services as a dealer manager with respect to the Exchange Offer. However, the Company will not be obligated to indemnify an Indemnified Person for any loss, claim, damage, liability or expense which has been determined in a final judgment by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Person.

                 (b) If any lawsuit, claim or proceeding is brought against any Indemnified Person in respect of which indemnification may be sought against the Company pursuant to Paragraph 9(a), such Indemnified Person shall promptly notify in writing the Company of the commencement of such lawsuit, claim or proceeding; provided, however, that the failure so to notify the Company shall not relieve the Company from any obligation or liability which either of them may have under Paragraph 9(a) except to the extent that they have been prejudiced in any material respect by such failure. In case any such lawsuit, claim or proceeding shall be brought against any Indemnified Person and such Indemnified Person shall notify in writing the Company of the commencement of such lawsuit, claim or proceeding, the Company shall be entitled to participate in such lawsuit, claim or proceeding, and, to the extent the Company may elect upon written notice to such Indemnified Person, to assume the defense of such lawsuit, claim or proceeding with counsel of its choice at its expense; provided, however, that such counsel shall be satisfactory to the Indemnified Person in the exercise of its reasonable judgment. If the defendants in any such action include both an Indemnified Person and the Company, and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to the Indemnified Person which are different from or in addition to those available to the Company, the Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person. Upon receipt of notice from the Company to such Indemnified Person of its election so as to assume the defense of such action and approval by the Indemnified Person of counsel, the Company will not be liable to such Indemnified Person hereunder for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof unless (i) the Indemnified Person shall have employed separate counsel in connection with the assertion of its legal defenses in accordance with the preceding sentence (it being understood, however, that the Company shall not be liable for the expense of more than one separate counsel (and, if an action is brought in more than one jurisdiction, one local counsel in each affected jurisdiction) selected by the Indemnified Person), (ii) the Company shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of commencement of action or (iii) the Company have authorized the employment of counsel for the Indemnified Person at the expense of the Company; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The foregoing indemnification commitments shall apply whether or not the Indemnified Person is a formal party to any such lawsuit, claim or proceeding. The Company shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its consent (which consent will not be unreasonably withheld), but if settled with such consent, the Company agrees, subject to the provisions of this Paragraph 9(b), to indemnify the Indemnified Person from and against any loss, damage or liability by reason of such settlement. The Company agrees to notify the Dealer Managers promptly, or cause the Dealer Managers to be notified promptly, of the assertion of any lawsuit, claim or proceeding against the Company, any of its officers or directors or any person who controls any of the foregoing within the meaning of Section 20(a) of the Exchange Act, arising out of or relating to the Offer.

                 (c) The Company and the Dealer Manager agree that if any indemnification sought by any Indemnified Person pursuant to Paragraph 9(a) is held by a court to be unavailable for any reason, other than that specified in the second sentence of Paragraph 9(a), then (whether or not the Dealer Managers are Indemnified Persons) the Company, on the one hand, and the Dealer Managers, on the other hand, shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on one hand, and the Dealer Managers, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, and other equitable considerations, subject to the limitation that in any event any Dealer Manager's aggregate contribution to all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder shall not exceed the amount of fees actually received by such Dealer Manager pursuant to this Agreement. It is hereby agreed that the relative benefits to the Company, on the one hand, and the Dealer Managers, on the other hand, with respect to the Exchange Offer and the other transactions contemplated by the Exchange Offer shall be deemed to be in the same proportion as (i) the aggregate value of the consideration paid or proposed to be paid to the holders of Shares pursuant to the Exchange Offer (whether or not the Exchange Offer and such other transaction are consummated) bears to (ii) the fees payable to the Dealer Managers with respect to the Exchange Offer and such other transactions pursuant to Paragraph 4.

                 (d) The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing to defend or defending any such action or claim. The Company also agrees that no Indemnified Person shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with this Agreement or any Dealer Manager acting as a dealer managers hereunder, except for liabilities determined in a final judgment by a court of competent jurisdiction to have resulted from any acts or omissions undertaken or omitted to be taken by them through its gross negligence or willful misconduct. The foregoing rights to indemnification and contribution shall be in addition to any other rights which the Dealer Managers and the other Indemnified Persons may have against the Company under common law or otherwise.

                 10. Indemnification, Representations and Warranties to Remain Operative. The indemnity and contribution agreements contained in Paragraph 9 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any failure to commence, or the withdrawal, rescission, termination or consummation of, the Exchange Offer or the termination or assignment of this Agreement, (b) any investigation made by or on behalf of any party entitled to indemnification pursuant to the terms of Paragraph 9 and (c) any withdrawal by the Dealer Managers pursuant to Paragraph 8.

                 11. Distribute Exchange Offer Materials Only. The Company and each Dealer Manager agree not to distribute publicly any written material in connection with the Exchange Offer other than the Exchange Offer Materials.

                 12. Responsibility for Shares Tendered. The Company will have sole responsibility for acceptance or rejection of the Shares tendered for exchange pursuant to the Exchange Offer.

                 13. Certain Definitions. For purposes of this Agreement, (a) "business day" means any day on which the NYSE is open for trading, and (b) "subsidiary" have the meanings set forth in Rule 405 of the 1933 Act Rules and Regulations.

                 14. Publications. The Company agrees that the Dealer Managers have the right to place advertisements in financial and other newspapers and journals at its own expense describing their services to the Company hereunder, provided that the Dealer Managers will submit a copy of any such advertisements to the Company for its approval, which approval shall not be unreasonably withheld.

                 15. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally to the parties hereto as follows:

                 (a)      If to the Dealer Managers:

                          Lehman Brothers Inc.
                          Three World Financial Center
                          New York, New York 10285-0900
                          Attention:  Liability Management Group

                 (b)      If to the Company:





                 16. Successors and Assigns. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, each Dealer Manager and such other parties entitled to indemnification pursuant to the terms of Paragraph 9, and the respective successors and assigns of such parties. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

                 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles thereof relating to conflict of laws.

                 18. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof.

                 19. Miscellaneous. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 Please indicate your willingness to act as a Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter so signed, whereupon this letter and your acceptance shall constitute a binding agreement among us.


                                   Very truly yours,

                                   SOURCE ONE MORTGAGE SERVICES
                                   CORPORATION


                                   By:_____________________________
                                      Title:



Accepted as of the date
first set forth above:

LEHMAN BROTHERS INC.


By:__________________________________________
   Title:

MERRILL LYNCH & CO.


By:__________________________________________
   Title:

PAINEWEBBER INCORPORATED


By:__________________________________________
   Title:

PRUDENTIAL SECURITIES INCORPORATED


By:__________________________________________
   Title:

SMITH BARNEY INC.


By:__________________________________________
   Title: